Exhibit 99.1

NEWAGE, INC. ANNOUNCES THIRD QUARTER 2021 FINANCIAL RESULTS WITH REVENUE GROWTH OF 59%

DENVER, November 9, 2021 – NewAge, Inc. (Nasdaq: NBEV), the Colorado-based direct-to-consumer (D2C) organic and healthy products company, today announced financial results for the third quarter of 2021.

Third Quarter 2021 Highlights

-	Net revenue increased 59% to $100 million compared to $63 million in the third quarter of 2020
-	Gross profit was $66 million compared to $37 million in the prior year third quarter, an increase of $29 million
-	Gross margin reached 66.3% of net revenue compared to 59.8% of revenue in the prior year third quarter, up 6.5 points
-	Net income improved $11.4 million to ($2.7) million, or ($0.02) per basic share
-	Adjusted EBITDA[1] improved $4.0 million to ($4.4) million versus ($8.4) million in the prior year third quarter

Management Commentary

Brent Willis, Chief Executive Officer of NewAge, commented, “We continue to build NewAge into a leading social selling machine, and I am encouraged by the operational progress we made during the quarter, setting us up well for the rest of the year and beyond. This quarter we made investments in our systems, launched new products, and unveiled new social selling tools and technology, all of which are critical foundational components and will act as a springboard for growth. Our results in the third quarter for revenue, gross margin, net income and adjusted EBITDA all improved year over year, and we expect our future results to benefit substantially from all the actions we have taken in the quarter and earlier in the year.

“Our healthy products portfolio is on trend and we continue to strengthen our offerings and our systems around the world, supported by a robust supply chain. Our inventory levels and our D2C route to market help to alleviate many of the supply chain concerns plaguing the wider consumer goods market. We have a lot of confidence in our direct-to-consumer and social selling business model, and are excited as our proposition and financial results begin to unfold,” concluded Mr. Willis.

NewAge, Inc.

Third Quarter 2021 Financial Results

Net revenue was $100 million for the three months ending September 30, 2021, versus $63 million for the third quarter of the prior year, an increase of 59%. The year-over-year growth in net revenue was driven by the acquisitions of ARIIX and Aliven. Sequentially, net revenue decreased versus the previous quarter, due in part to the impact of COVID-19 in a number of markets around the world, and a planned systems consolidation which caused disruptions in the selling cycle.

Gross profit for the third quarter of 2021 was $66 million, or 66.3% of net revenue, compared with $37 million, or 59.8% of net revenue, for the prior-year period, representing a 76% increase of $29 million and an increase of 6.5 gross margin percentage points. The gross margin percentage increase was driven by a higher mix of net revenue from the Direct/Social Selling segment, which has a higher margin than the Direct Store segment.

Selling, general and administrative (SG&A) expense for the third quarter totaled $39 million, or 39.2% of revenue, compared to $28 million, or 44.6% of revenue, for the prior-year period. The year-over-year improvement in SG&A expense as a percentage of net revenue primarily reflects the benefits of a growing business and elimination of redundant positions and offices.

Operating loss was $30.4 million for the third quarter of 2021 compared to a loss of $13.1 million for the prior-year period. Net loss was $2.7 million, or $0.02 per basic share, compared to a net loss of $14.1 million, or $0.14 per basic share, in the prior-year period. Adjusted EBITDA improved $4.0 million to a loss of $4.4 million, compared to a loss of $8.4 million in the prior-year period.

Balance Sheet and Liquidity

The Company ended the quarter with a strong balance sheet, with total cash and cash equivalents of $62.3 million and debt of $17.6 million, exclusive of operating lease liabilities.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held today at 5:00 p.m. Eastern Time/3:00 p.m. Mountain Time to discuss the results and answer questions.

●	Live conference call: 1-800-926-9801 (domestic) or 1-303-223-0113 (international) with conference ID: 21998666.
●	Conference call replay available through November 16, 2021: 1-844-512-2921 (domestic) or 1-412-317-6671 (international) with replay access code: 21998666.
●	Live and archived webcast will be available on the Conference Calls page of NewAge’s investor relations website at https://newage.com/investors.

1EBITDA and Adjusted EBITDA are non-GAAP financial measures with reconciliations provided in the accompanying financial tables.

NewAge, Inc.

About NewAge, Inc.

NewAge is a purpose-driven firm dedicated to inspiring the planet to Live Healthy™. Colorado-based NewAge commercializes a portfolio of organic and healthy products worldwide through primarily a direct-to-consumer (D2C) route to market distribution system across more than 50 countries. The company competes in three major category platforms including health and wellness, inner and outer beauty, and nutritional performance and weight management — through a network of exclusive independent Brand Partners, empowered with the leading social selling tools and technology available worldwide. More information on the Company can be found at NewAge.com.

Forward Looking Statements

This press release contains forward-looking statements that are made under the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s expectations regarding future results of operations, economic performance, and financial condition, including statements related to operating margins, the acquisitions and integrations of ARIIX and Aliven and cost synergies and operational efficiencies related thereto, the acquisition of additional businesses, the impact of the coronavirus (“COVID-19”) pandemic, and plans for company growth. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. NewAge competes in a rapidly growing and transforming industry, and risk factors, including those disclosed in the company’s filings with the Securities and Exchange Commission, might affect the company’s operations. Unless required by applicable law, the company undertakes no obligation to update or revise any forward-looking statements.

Non-GAAP Financial Measures

The primary purpose of using non-GAAP financial measures is to provide supplemental information that we believe may be useful to investors and to enable investors to evaluate our results in the same way we do. We also present non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, we use these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware, however, that not all companies define these non-GAAP measures consistently.

NewAge, Inc.

EBITDA

EBITDA is defined as net income (loss) adjusted to exclude amounts recorded under GAAP for interest expense, income tax expense, and depreciation and amortization expense. For the calculation of Adjusted EBITDA, we also exclude the following items for the periods presented:

Loss (gain) from change in fair value of derivatives: We have excluded derivative gains and losses since they can be highly volatile from period to period based on factors that are outside the control of our core business activities. Specifically, the variations that impact fair value heavily depend on the trading price of our Common Stock and global interest rates. As a result, gains and losses from changes in the fair value of derivatives vary for reasons that are generally unrelated to operational decisions and performance in any particular period.

Gain from forgiveness of PPP Loans and accrued interest: We have excluded the gain from forgiveness of PPP Loans and accrued interest due to the unique terms of this U.S. governmental assistance which is unrelated to operational performance.

Impairment of long-lived assets: We have excluded charges for impairment of long-lived assets that were primarily triggered by an amendment to our business combination agreement that is unrelated to ongoing operational decisions and performance.

Stock-based compensation expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees, directors and consultants. This strategy is principally aimed at aligning the employee interests with those of our shareholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Employee severance and office closure expenses: We have excluded charges for employee severance and office closure expenses that are typically incurred to enable us to realize synergies in merger and divestiture transactions, and to execute our other strategies designed to improve performance.

Loss on disposal of Divested Business: We have excluded losses related to our disposal of the Divested Business since those losses are unrelated to current operational decisions and performance.

Contact:

Investors

NewAge, Inc.

Lisa Mueller

VP, Investor Relations

ir@newage.com

NewAge, Inc.

NewAge, Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	September 30, 2021	December 31, 2020
ASSETS

Current assets:
Cash and cash equivalents	$46,829	$43,711
Trade accounts receivable, net of allowance of $918 and $582, respectively	8,873	12,341
Inventories	48,876	48,051
Prepaid expenses and other	15,123	13,032
Current portion of restricted cash	12,000	10,000
Assets held for sale	6,884	-

Total current assets	138,585	127,135

Long-term assets:
Identifiable intangible assets, net of accumulated amortization	144,539	169,611
Goodwill	54,621	54,993
Right-of-use lease assets	29,580	38,764
Property and equipment, net of accumulated depreciation	22,786	28,076
Deferred income taxes	7,404	7,782
Deposits and other	4,621	5,297
Restricted cash, net of current portion	3,514	11,524

Total assets	$405,650	$443,182

LIABILITIES, REDEEMABLE COMMON STOCK, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,997	$22,774
Accrued liabilities	56,533	70,007
Current maturities of long-term debt	17,636	18,016
Operating lease liability related to right-of-use assets held for sale	4,503	-
Current portion of business combination liabilities	1,140	11,750

Total current liabilities Total current liabilities	97,809	122,547

Long-term liabilities:
Business combination liabilities, net of current portion	28,222	95,826
Long-term debt, net of current maturities	-	16,181
Operating lease liabilities, net of current portion:
Lease liability	27,054	34,788
Deferred lease financing obligation	15,372	15,882
Deferred income taxes	5,019	5,391
Warrant derivative liability	1,782	-
Other	8,284	8,313

Total liabilities Total liabilities	183,542	298,928

Redeemable Common Stock, 800 shares as of December 31, 2020	-	2,101

Stockholders’ equity:
Preferred stock, $0.001 par value per share. Authorized 1,000 shares; no shares issued	-	-
Common Stock, $0.001 par value per share. Authorized 400,000 and 200,000 shares as of September 30, 2021 and December 31, 2020, respectively; issued and outstanding 146,816 and 99,146 shares as of September 30, 2021 and December 31, 2020, respectively	147	99
Additional paid-in capital	363,205	236,732
Obligation to issue 4,551 and 19,704 shares of Common Stock as of September 30, 2021
and December 31, 2020, respectively	9,464	54,186
Note receivable for stock subscription	-	(1,250)
Accumulated other comprehensive income	4,204	4,201
Accumulated deficit	(154,912)	(151,815)
Total stockholders’ deficit Total stockholders’ equity	222,108	142,153
Total liabilities and stockholders’ deficit Total liabilities, redeemable Common Stock, and stockholders’ equity	$405,650	$443,182

NewAge, Inc.

NewAge, Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net revenue	$99,553	$62,719	$349,111	$189,049
Cost of goods sold	33,567	25,224	111,925	71,952

Gross profit	65,986	37,495	237,186	117,097

Operating expenses:
Commissions	36,823	17,458	127,540	55,378
Selling, general and administrative	39,027	27,983	118,928	84,868
Impairment of long-lived assets	16,186	-	16,186	400
Depreciation and amortization expense	4,385	1,751	13,783	5,293
Loss on disposal of Divested Business	-	3,446	4,339	3,446

Total operating expenses	96,421	50,638	280,776	149,385

Operating loss	(30,435)	(13,143)	(43,590)	(32,288)

Non-operating income (expense):
Gain (loss) from change in fair value of derivatives	19,498	(86)	40,714	(392)
Gain from forgiveness of PPP Loans and accrued interest	9,751	-	9,751	-
Interest and other income, net	1,397	229	992	954
Interest expense	(2,526)	(521)	(8,689)	(1,693)

Loss before income taxes	(2,315)	(13,521)	(822)	(33,419)
Income tax expense	(385)	(612)	(2,275)	(1,886)

Net loss	$(2,700)	$(14,133)	$(3,097)	$(35,305)

Net loss per share of Common Stock:
Basic	$(0.02)	$(0.14)	$(0.02)	$(0.38)
Diluted	$(0.11)	$(0.14)	$(0.19)	$(0.38)

Weighted average number of shares of Common Stock outstanding:
Basic	151,411	97,819	140,894	92,087
Diluted	170,251	97,819	167,657	92,087

NewAge, Inc.

NewAge, Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 2021 AND 2020

(In thousands)

	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,097)	$(35,305)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss (gain) from change in fair value of derivatives, net	(40,714)	392
Gain from forgiveness of PPP Loans and accrued interest	(9,751)	-
Impairment of long-lived assets	16,186	400
Depreciation and amortization	14,077	5,607
Non-cash lease expense	7,381	3,913
Accretion of debt discount	6,171	414
Stock-based compensation expense	5,624	3,415
Allowance for uncollectible note receivable and accrued interest from Divested Business	2,701	-
Deferred income tax expense (benefit)	490	(442)
Loss from sale of property and equipment	332	128
Other	118	73
Loss on disposal of Divested Business	-	3,446
Changes in operating assets and liabilities, net of effects of business combination:
Trade accounts receivable	240	(932)
Inventories	(87)	2,741
Prepaid expenses, deposits and other	117	519
Accounts payable	(4,915)	(484)
Other accrued liabilities	(20,486)	(13,738)

Net cash used in operating activities	(25,613)	(29,853)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash payments for Ariix business combination	(10,000)	-
Capital expenditures for property and equipment	(1,267)	(2,108)
Cash advance under unsecured promissory note	-	(1,250)
Proceeds from sale of equipment	4	231
Proceeds received from buyer of Divested Businesses, net of cash conveyed of $209	-	381
Net cash used in investing activities	(11,263)	(2,746)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from private placement of Units, net of placement fee:
Fair value of warrants to purchase 7,318 shares of Common Stock	14,128	-
Residual fair value of 14,636 shares of Common Stock	39,673	-
Proceeds from exercise of stock options	530	34
Proceeds from issuance of common stock	-	25,122
Proceeds from borrowings	-	6,868
Principal payments on borrowings	(12,000)	(10,825)
Principal payments on business combination obligations	(9,702)	(5,761)
Payments under deferred lease financing obligation	(495)	(480)
Debt issuance costs paid	(21)	(95)
Payments for deferred offering costs	(24)	(164)
Purchase and retirement of 780 shares of Common Stock	-	(1,193)

Net cash provided by financing activities	32,089	13,506

Effect of foreign currency translation changes	1,895	(247)

Net change in cash, cash equivalents and restricted cash	(2,892)	(19,340)
Cash, cash equivalents and restricted cash at beginning of period	65,235	64,571

Cash, cash equivalents and restricted cash at end of period	$62,343	$45,231

NewAge, Inc.

NewAge, Inc.

ADJUSTED EBITDA CALCULATION

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net loss	$(2,700)	$(14,133)	$(3,097)	$(35,305)
EBITDA Non-GAAP adjustments:
Interest expense	2,526	521	8,689	1,693
Income tax expense	385	612	2,275	1,886
Depreciation and amortization expense	4,481	1,855	14,077	5,607

EBITDA	4,692	(11,145)	21,944	(26,119)
Adjusted EBITDA Non-GAAP adjustments:
Loss (gain) from change in fair value of derivatives	(19,498)	86	(40,714)	392
Gain from forgiveness of PPP Loans and accrued interest	(9,751)	-	(9,751)	-
Impairment of long-lived assets	16,186	-	16,186	400
Employee severance and office closure expenses	2,520	1,658	4,217	2,543
Stock-based compensation expense	1,475	966	5,624	3,415
Loss on disposal of Divested Business	-	-	4,339	3,446

Adjusted EBITDA	$(4,376)	$(8,435)	$1,845	$(15,923)